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                                                                    EXHIBIT 21.1

PAGEMART WIRELESS, INC.

Subsidiaries:                                     Jurisdiction of Incorporation

PageMart, Inc.
(merged into PageMart Wireless, Inc.                        Delaware
on January 28, 1998)
PageMart PCS, Inc.                                          Delaware
PageMart II, Inc.                                           Delaware
PageMart Operations, Inc.                                   Delaware
PageMart California, Inc.                                   Delaware
PageMart Operations, Inc. of Virginia                       Delaware
PageMart International, Inc.                                Delaware
Telephone North, Inc.                                       Delaware
PageMart Asia Holdings, Ltd.                                Cayman Islands
PageMart Latino America, S.A. de C.V.                       Mexico
PageMart de Mexico, S.A. de C.V.                            Mexico
PageMart de Columbia Limitada                               Columbia